EXHIBIT (8)(u)

FORM OF AMENDMENT No. 2 TO PARTICIPATION AGREEMENT

(BLACKROCK)

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

BETWEEN BLACKROCK VARIABLE SERIES FUNDS, INC.

AND TRANSAMERICA LIFE INSURANCE COMPANY

THIS AMENDMENT is effective as of June 1, 2009, by and among BlackRock Variable Series Funds, Inc. (formerly, Merrill Lynch Variable Series Funds, Inc.) (the “Fund”), BlackRock Advisors, LLC (“BAL”), BlackRock Investments, Inc. (“BII), and Transamerica Life Insurance Company (formerly, PFL Life Insurance Company) (the “Company”).

WITNESSETH:

WHEREAS, the Fund and the Company heretofore entered into a Participation Agreement dated April 21, 1997 (the “Agreement”), with regard to separate accounts established for variable life insurance policies and/or variable annuity contracts offered by the Company; and

WHEREAS, the Fund and the Company desire to amend the aforesaid Agreement.

NOW, THEREFORE, in consideration of the above premises, the Fund and the Company hereby agree:

1.	Amendments.

(a)	Schedule A is deleted in its entirety and replaced by the following Schedule A:

Schedule A

Segregated Accounts of Transamerica Life Insurance Company

Participating in Portfolios of BlackRock Variable Series Funds, Inc.

Name of Separate Account	Date Established
Separate Account VA B	January 19, 1990
Separate Account VA Z	February 13, 2007

(b)	Schedule B is deleted in its entirety and replaced by the following Schedule B:

Schedule B

Share Classes and Portfolios of BlackRock Variable Series Funds, Inc.

Offered to Segregated Accounts of Transamerica Life Insurance Company

Portfolios	Share Class(es)
BlackRock Basic Value V.I. Fund	Class I & Class III Shares
BlackRock Global Growth V.I. Fund	Class III Shares
BlackRock Large Cap Growth V.I. Fund	Class III Shares
BlackRock Value Opportunities V.I. Fund	Class III Shares
BlackRock Global Allocation V.I. Fund	Class I Shares
BlackRock High Income V.I. Fund	Class I Shares
BlackRock Fundamental Growth V.I. Fund	Class I Shares
BlackRock Government Income V.I. Fund	Class I Shares
BlackRock International Value V.I. Fund	Class I Shares
BlackRock Large Cap Core V.I. Fund	Class I Shares
BlackRock Large Cap Value V.I. Fund	Class I Shares
BlackRock Money Market V.I. Fund	Class I Shares
BlackRock S&P 500 Index V.I. Fund	Class I Shares
BlackRock Total Return V.I. Fund	Class I Shares

Effectiveness. This Amendment shall be effective as of the date first above written.

3.	Continuation. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

4.	Assignment. This Agreement is not assignable or transferable without the prior written consent of the other party, except that upon 30 days prior written notice to the Company, the Fund may assign or transfer this Agreement to any successor that becomes principal underwriter of the Funds.

5.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

(Signatures on following page)

IN WITNESS WHEREOF, the Fund and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:
Name:
Title:

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

BLACKROCK INVESTMENTS, INC.

By:
Name:
Title:

TRANSAMERICA LIFE INSURANCE COMPANY

By:
Name:	Arthur D. Woods
Title:	Vice President